Conference Call and Webcast

First Quarter 2012





www.3dsystems.com NYSE: DDD

Forward Looking Statements

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Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K which was filed on February 23, 2012. These are available at www.SEC.gov.

Presenters

Stacey Witten	• Investor Relations Manager
Abe Reichental	• President & Chief Executive Officer
Damon Gregoire	• Senior Vice President & Chief Financial Officer
Bob Grace	• Vice President & General Counsel

Welcome Webcast Viewers

To listen to the conference via phone and to ask questions during our Q&A session, please dial:

- 1-866-271-5140 in the United States
- 1-617-213-8893 from outside the United States
- Participant Code: 13970710

3D SYSTEMS

Operating Results

Abe Reichental, President & CEO

First Quarter 2012 Highlights

- Extended revenue and printer units leadership position on record quarterly results
- Revenue increased 63% over the 2011 quarter, driven by 26% organic growth across all categories
- Gross profit margin expanded to 50% on 153% unit growth and 58% materials revenue growth, generating $15.8 million of cash from operations
- Completed the integration of Z Corp and Vidar within restructuring cost target. Expect to benefit from combined revenue and cost synergies going forward
- First ever consumer 3D printer, the Cube™ is on track for late May commercial shipments and Cubify.com, the online create make and share destination, is live

Record First Quarter Revenue

$ in millions


First Quarter
Printers & Other Products
2011
$ 13.5
2012
$ 24.7
83%
Print Materials
2011
$ 15.6
2012
$ 24.7
58%
Services
2011
$ 18.8
2012
$ 28.5
52%
Healthcare
2011
$ 6.2
2012
$ 12.0
93%

63% total revenue growth

26% organic revenue growth

Solid Performance

Non-GAAP Q1 Comparison	
Performance Drivers	2012 Vs. 2011 % Change
Revenue	63%
Printer units	153%
Gross profit	67%
Net income	62%
Net income per employee	12%
EPS	47%

-Percents are rounded to nearest whole numbers
-EPS in prior year restated to reflect stock split completed May 2011



Units
2010
2011
2012



$ in thousands
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
-
Revenue
Gross Profit
Net Income
Cash From Operations
2010
2011
2012

New Products Fuel Organic Growth & Earnings

Commercialized 2 new products during Q1 2012


$ in millions
New Products Revenue
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$9.0
$15.6
$23.9
2010
2011
2012

Q1 `12 Gross Profit by Category


0%
Printers & Other Products 25%
Services 32%
Print Materials 43%

Q1 2012 Revenue Elements Comparison to 2011

New products revenue up 53%	Integrated materials revenue up 101%	Integrated materials amounted to 63% of total materials revenue

Financial Review

Damon Gregoire, Senior Vice President and CFO





First Quarter Operating Results

$ in millions, except earnings per share

First Quarter – Non-GAAP			
Drivers	**2011**	**2012**	**% Change Favorable/(Unfavorable)**
Revenue	$ 47.9	$ 77.9	63%
Gross Profit	$ 23.2	$ 38.9	67%
% of Revenue	*49%*	*50%*	
Operating Expenses	$ 14.5	$ 21.9	(51%)
% of Revenue	*30%*	*28%*	
Net Income	$ 8.1	$ 13.2	62%
% of Revenue	*17%*	*17%*	
Depreciation & Amortization	$ 1.6	$ 2.0	(26%)
% of Revenue	*3%*	*3%*	
Diluted Earnings Per Share	$ 0. 17	$ 0.25	47%

-Percents are rounded to nearest whole numbers
-EPS in prior year restated to reflect stock split

Non-GAAP Reconciliation

(in thousands, except per share amounts)	Quarter Ended March 31, 2011	Quarter Ended March 31, 2012
GAAP Net Income	$ 6,822	$ 6,188
Adjustments (tax effected):		
Stock-based compensation	$ 387	$ 1,035
Amortization of intangibles [a]	$ 841	$ 3,009
Acquisition and severance expense	$ 99	$ 2,102
Non-cash interest expenses	-	$ 845
Non-GAAP adjusted net income	$ 8,149	$ 13,179
Non-GAAP adjusted income per share – basic	$ 0.17	$ 0.26
Non-GAAP adjusted income per share – diluted	$ 0.17	$ 0.25

[a] Represents amortization expense for the quarters ended March 31, 2011 and 2012 of which $44 and $41, respectively, is included in cost of sales and the remaining $797 and $2,968, respectively, is included in operating expenses.

Revenue by Category and Geography

$ in millions



Category
Geography
80
60
40
20
0
$ 47.9
$ 77.9
39%
33%
28%
36%
32%
32%
Services
Materials
Printers
2011
2012
$ 47.9
$ 77.9
14%
38%
48%
14%
27%
59%
Asia-Pacific
Europe
North America
2011
2012

Recurring revenue made up 68% of total revenue

First Quarter Gross Profit Margin

$ in millions

Category	2011 $	2011 Gross Profit Margin	2012 $	2012 Gross Profit Margin	Yr-Yr% $	Yr-Yr% Margin
Printers & other products	$ 5.5	41%	$ 9.6	39%	74%	(5%)
Print materials	$ 9.9	63%	$ 16.8	68%	69%	7%
Services	$ 7.8	42%	$ 12.5	44%	60%	5%
Total	$ 23.2	48%	$ 38.9	50%	67%	3%



0.51
0.50
0.49
0.48
0.47
0.46
0.45
0.44
45%
45%
48%
48%
46%
48%
47%
50%
Q2 '10
Q3 '10
Q4 '10
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12

Working Capital

($ in millions)	2011	2012	% Change Favorable/(Unfavorable)
Cash	$ 179.1	$ 60.0	(66%)
Inventory	$ 25.3	$ 34.9	(38%)
Accounts Receivable	$ 51.2	$ 61.1	19%
Accounts Payable	$ 25.9	$ 33.1	(28%)
Working Capital	$ 202.4	$ 89.0	(56%)

- Cash on hand at March 31, 2012 included $15.8 million generated from operations
- Cash decreased $119.1 million from the end of 2011, primarily reflecting:
  - The $141.3 million paid to close the acquisitions and complete the financing transaction, paid from the convertible notes proceeds included in the December 2011 cash balance
- Inventory increased $9.6 million primarily related additional inventory related to the Z Corp and Vidar acquisitions and to timing of inventory purchases and customer deliveries
- Working capital decreased $113.4 million compared to the end of 2011, primarily due to use of cash to complete the acquisitions of Z Corp and Vidar

Affirming 2012 Guidance

We expect revenue for full year 2012 to be in the range of $330 million to $360 million

We expect non-GAAP earnings per share for 2012 to be in the range of $1.00 to $1.25

Outlook and Progress

Abe Reichental, President and CEO





www.3dsystems.com NYSE: DDD

Recent Developments

- We acquired Z Corp and Vidar, creating an unmatched product portfolio and formidable channel
- We completed all organizational, financial and operational integration required to deliver customer value and identified synergies
- We announced the first consumer printer, the Cube™ personal 3D printer, and are taking pre-orders for late May shipments
- We launched Cubify.com, the only online destination with coloring book simplicity for creating, sharing and making in 3D
- We acquired MRN, a gamification technology platform for content creation Apps and Fresh Fiber, a provider of 3D printed consumer electronic accessories
- We acquired Paramount Industries, a leading rapid manufacturer for aerospace and medical device applications
- We launched two next-gen 3D printers, the Projet™ 3500 series and the ZPrinter® 850 and a new digitizer, the Vidar® NDT *Pro™*

Outlook

- We entered the second quarter of 2012 with positive sales momentum that is augmented by over $9.6 million of backlog
- We deliver an unmatched blend of professional and consumer products and services through unparalleled field-deployed and on-line channels
- We believe that the marketplace for our professional and consumer 3D content-to-print products and services is underdeveloped and underpenetrated
- We expect that our portfolio diversification, growing geographic presence and focused growth initiatives will deliver continued success
- We believe that we are extremely well positioned to monetize the expanding rapid manufacturing and emerging maker and consumer opportunities

Q&A Session

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions

Please direct all questions through the teleconference portion of this call

To ask questions:

- U.S.: 1-866-271-5140
- International: 1-617-213-8893
- Conference ID: 13970710

3DSYSTEMS™

Thank You





www.3dsystems.com NYSE: DDD